UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 18, 2009

K-V Pharmaceutical Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9601 (Commission File Number)	43-0618919 (IRS Employer Identification No.)

One Corporate Woods Drive
Bridgeton, MO		63044
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 645-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 22, 2009, K-V Pharmaceutical Company (the “Company”), as a result of its failure to timely file its Annual report on Form 10-K for the Company’s fiscal year ended March 31, 2009 (the “2009 Annual Report”) with the SEC, became subject to certain procedures as specified in Section 802.01E of the Listed Company Manual of the New York Stock Exchange (the “Exchange”). Pursuant to Section 802.01E, the Company recently made a request to the Exchange that its shares be permitted to continue to trade on the Exchange until March 31, 2010 while the Company prepares the 2009 Annual Report. On December 18, 2009, the Exchange granted the Company’s request, subject to ongoing reassessment.
In the event the Company is unable to file the 2009 Annual Report on or prior to March 31, 2010, the Company may request that the Exchange permit the Company’s securities to continue to trade on the Exchange until June 17, 2010. In the event the Company is unable to file the 2009 Annual Report prior to June 17, 2010 (or prior to March 31, 2010 in the event the Company requests that the Exchange permit the Company’s security to continue to trade on the Exchange until June 17, 2010 and such request is not granted by the Exchange), the Exchange will initiate suspension and delisting procedures.
As previously disclosed by the Company on its Form 12b-25 filed with the SEC on June 2, 2009, as well as in subsequent filings with the SEC, the Company has been unable to file its 2009 Annual Report. The Company’s Current Report on Form 8-K filed with the SEC on November 12, 2009 sets forth additional information regarding the Company’s inability to timely file the 2009 Annual Report, certain other periodic reports, and related matters.
A copy of the Company’s press release related to the matters discussed herein is filed herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 22, 2009 *

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-V Pharmaceutical Company
By:	/s/ David A. Van Vliet
David A. Van Vliet
Interim President and Interim Chief Executive Officer

Date: December 22, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 22, 2009 *

*	Filed herewith